POWER OF ATTORNEY
Allianz Life Insurance Company of North America

        Each person whose signature appears below hereby constitutes and appoints Stewart D. Gregg, H. Bernt von Ohlen, and Charles I. Wikelius and each of them, their true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for them and in their names, place and stead, in any and all capacities, to sign any and all documents to be filed under the registration listed below that have been or will be filed with the Securities and Exchange Commission by Allianz Life Insurance Company of North America pursuant to the Securities Act of 1933, as amended, by means of the Securities and Exchange Commission's electronic disclosure system known as EDGAR or otherwise; and to file the same, with any amendments thereto and all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to sign and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Registered Fixed Annuities                                                                33 Act No.
     IncomeVest Form S-1 filing                                                                  Pending

Signature                                                             Title                                                                                   Date

/s/ Jay Ralph                                                                                                                                              9-6-2010
Director and Chairman of the Board
Jay S. Ralph

/s/ Gary Bhojwani                                                                                                                                       9-7-2010
Director, President and Chief Executive Officer
Gary C. Bhojwani

/s/ Giulio Terzariol                                                                                                                                      9-7-2010
Director, Senior Vice President
Giulio Terzariol                                                   and Chief Financial Officer

/s/ Helmut Perlet                                                                                                                                         9-3-2010
Director
Dr. Helmut Perlet

/s/ Brigitte Bovermann                                                                                                                             9-20-2010
          Director
Dr. Brigitte Bovermann

/s/ Michael Sullivan                                                                                                                                  9-2-2010
          Director
Michael P. Sullivan

/s/ Dale E. Lauer                                                                                                                                         9-3-2010
          Director
Dale E. Lauer